                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-8 of our report dated May 26, 2000, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2000.

/s/ Deloitte & Touche LLP
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Boston, Massachusetts
October 27, 2000